BALDWIN & LYONS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 6, 2008

TO THE SHAREHOLDERS OF

BALDWIN & LYONS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Baldwin & Lyons, Inc. (the “Corporation”) will be held Tuesday, May 6, 2008 at 10:00 a.m., Indianapolis Time, at 1099 North Meridian Street, Indianapolis, Indiana 46204 for the following purposes:

1.	To elect thirteen (13) directors,
2.	To approve the Baldwin & Lyons, Inc. Executive Bonus Plan,
3.	To approve the Baldwin & Lyons, Inc. Employee Equity Appreciation Rights Plan,
4.	To ratify the appointment of Ernst & Young LLP as independent auditors for the Corporation, and
5.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 18, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

Shares of the Class B Common Stock are not entitled to vote and proxies are not being solicited in regard to the Class B shares.

Date: March 31, 2008.

By Order of the Board of

Directors

James E. Kirschner

Secretary

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND

PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON

BALDWIN & LYONS, INC.

PROXY STATEMENT

GENERAL INFORMATION

USE OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by Baldwin & Lyons, Inc. (the “Corporation”) of proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 6, 2008, in accordance with the foregoing notice. The Proxy Statement and accompanying proxy card were mailed to shareholders on or about March 31, 2008.

The mailing address of the Corporation’s principal office is 1099 North Meridian Street, Indianapolis, Indiana 46204.

Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Corporation a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to the Corporation, and not revoked, will be voted at the Annual Meeting.

Shares will be voted according to the directions of the shareholder as specified on the proxy. If no directions are given, the proxy will be voted FOR the election of the thirteen directors named as nominees in this Proxy Statement, FOR the approval of the Executive Bonus Plan, FOR the approval of the Employee Equity Appreciation Rights Plan and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the Corporation. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

RECORD DATE AND VOTING SECURITIES

The close of business on March 18, 2008, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of March 18, 2008, the Corporation had 2,650,059 shares of Class A Common Stock outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote. The vote can be exercised in person or by proxy. There are no other outstanding securities of the Corporation entitled to vote. There will be no cumulative voting for the election of directors.

Shares of Class B Common Stock are not entitled to vote and proxies are not being solicited in regard to the Class B shares.

EXPENSES OF SOLICITATION

All expenses of the solicitation of proxies will be paid by the Corporation. Officers, directors and other employees of the Corporation may solicit proxies by telephone or telegram or by special calls. The Corporation will also reimburse brokers and other persons holding stock in their names or in the names of their nominees for their expenses in forwarding proxies and proxy material to the beneficial owners of the Corporation’s stock.

BENEFICIAL OWNERS OF MORE THAN 5% OF THE CLASS A COMMON STOCK

The following table contains information concerning persons who, to the knowledge of the Corporation, beneficially owned on March 18, 2008, more than 5% of the outstanding voting securities of the Corporation:

Name and Address of Beneficial Owner (1)	Number of Class A Shares And Nature of Beneficial Ownership	Percent of Class A Shares
Shapiro Family Interests (in the aggregate) (2) 799 Central Avenue Highland Park, Illinois 60035 Nathan Shapiro Robert Shapiro Norton Shapiro Steven A. Shapiro	1,248,749 1,130,399 861,375 758,625 751,125	47.12% 42.68% 32.50% 28.63% 28.34%
John D. Weil 509 Olive Street St. Louis, Missouri (3)	334,000	12.60%

(1)	Shares as to which the beneficial owner has, or may be deemed to have, sole voting and investment powers as to Class A shares, except as otherwise noted.

(2)

Information with respect to the Shapiro family interests was obtained from Amendment No. 13 to Schedule 13D dated December 23, 1986, and Forms 4 and 5 as filed by such persons with the Securities and Exchange Commission and delivered to the Corporation, and additional information was provided by Nathan Shapiro. The amounts shown for the individuals are included in the amount shown for the Shapiro family interests in the aggregate. Nathan, Robert and Norton Shapiro are brothers and Steven Shapiro is the son of Nathan Shapiro and nephew of Robert and Norton Shapiro. The Class A shares reported in the above table for the Shapiro family interests include 353,250 shares (13.25%) held of record by the Shapiro Family Limited Partnership – Gift Shares for which Nathan, Robert and Norton are each limited partners and beneficiaries as well as 178,500 shares (6.69%) held of record by Gelbart Fur Dressers, 41,250 shares (l.55%) held of record by Jay Ell Company and 178,125 shares (6.68%) held of record by Diversified Enterprises, all three of which are Illinois partnerships of which Nathan, Robert and Norton Shapiro are the general partners and as to which they share voting and investment powers. These shares, totaling 751,125 Class A shares (28.17%), are also included in the listing for individual beneficial ownership of each of the three brothers.

(3)

Information with respect to the interests of John D. Weil was obtained from Amendment No. 5 to Schedule 13D, dated February 21, 2006, as well as Forms 4 and 5 filed with the Securities and Exchange Commission and delivered to the Corporation. The shares reported include all shares held in the name of family members, family custodianships or family trusts of Mr. Weil. Mr. Weil has reported that he has sole voting and investment powers as to 185,000 Class A shares and shared voting and investment powers as to 149,000 Class A shares, subject to the limitation that Mr. Weil has declared that the Schedule 13D shall not be construed as an admission that he is, for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act, the beneficial owner of the securities covered by the Schedule 13D.

DIRECTORS AND NOMINEES

Thirteen (13) directors are to be elected to hold office until the 2009 Annual Meeting and until their respective successors are elected and qualified. The Corporation contemplates that all of the nominees will be able to serve. However, if any of the nominees are unable to serve, the persons named as proxies in the accompanying Proxy may vote for another nominee, or nominees according to their best judgment. All of the nominees are currently directors of the Corporation. None of the nominees are family-related, except Nathan, Robert and Norton Shapiro, who are brothers and Steven Shapiro, who is the son of Nathan Shapiro and nephew of Robert and Norton Shapiro. A majority of the nominees are Independent Directors within the meaning of applicable NASDAQ listing standards, as noted in the table on Page 6. Set forth in the following summaries is the age of each director and nominee, all offices held with the Corporation, the nominee’s principal occupation, a brief account of business experience during the past five years and other directorships.

STUART D. BILTON	Age 61	Director Since 1987

Mr. Bilton is currently the Chairman and C.E.O. of Aston Asset Management, LLC., a diversified institutional based investment management firm. Mr. Bilton was Vice Chairman of ABN AMRO Asset Management (US), Inc. and Chairman of ABN AMRO Funds, Inc. from 2003 until 2006 and President and Chief Executive Officer of ABN AMRO Asset Management, Inc. from 2001 to 2003.

JOSEPH J. DEVITO	Age 56	Director Since 1997

Mr. DeVito was named President and Chief Operating Officer of the Corporation in February, 2007 and is President and a director the Corporation’s wholly-owned subsidiary, Protective Insurance Company (“Protective”) and President and a director of Sagamore Insurance Company (“Sagamore”), a wholly-owned subsidiary of Protective. Mr. DeVito has been employed by the Corporation since 1981.

OTTO N. FRENZEL III	Age 77	Director Since 1979

Mr. Frenzel is retired and was formerly the Chairman of the Board of National City Bank of Indiana, a national bank and a subsidiary of National City Corporation.

GARY W. MILLER	Age 67	Director Since 1977

Mr. Miller has been Chairman and Chief Executive Officer of the Corporation since 1997 and was President of the Corporation from 1983 until February, 2007. He is also Chairman and Chief Executive Officer of the Corporation’s wholly-owned subsidiaries Protective, Sagamore and B & L Insurance, Ltd. Mr. Miller has been employed by the Corporation since 1965.

JOHN M. O’MARA	Age 80	Director Since 1981

Mr. O’Mara is a business consultant and private investor. He is also a director of The Midland Company.

THOMAS H. PATRICK	Age 64	Director Since 1983

Mr. Patrick is currently a principal and co-owner of New Vernon Capital LLC an investment management company. From 2002 until his retirement in 2003, he was the Executive Vice Chairman, Finance & Administration of Merrill Lynch & Co., Inc., and prior thereto he held a number of executive positions with Merrill Lynch & Co., Inc. Mr. Patrick also serves as a director of Deere & Company and Computer Sciences Corporation.

JOHN A. PIGOTT	Age 76	Director Since 1997

Mr. Pigott is retired. Prior to his retirement in 1996, he served in various capacities at Anixter, Inc., including Director, Vice Chairman, President and Chief Executive Officer.

KENNETH D. SACKS	Age 43	Director Since 2007

Mr. Sacks is currently Executive Vice President and Chairman of the board of directors of JMB Insurance, Inc., an insurance brokerage company located in Chicago and has held various positions with this firm since 1992. Prior to his affiliation with JMB Insurance, Inc., Mr. Sacks was engaged in real estate portfolio management with JMB Realty Corporation in Chicago and Merrill Lynch Hubbard in New York.

NATHAN SHAPIRO	Age 71	Director Since 1979

Mr. Shapiro is the president of SF Investments, Inc., a broker/dealer in securities. Since December, 1977, he has also served as President of New Horizons, Inc., management consultants.

NORTON SHAPIRO	Age 75	Director Since 1983

Mr. Shapiro is retired. Prior to his retirement he was Executive Vice President of National Superior Fur Dressing & Dyeing Co., Inc., a corporation engaged in the processing, cleaning and dressing of furs.

ROBERT SHAPIRO	Age 69	Director Since 1997

Mr. Shapiro is the President and Chief Executive Officer of Emlin Cosmetics, Inc.

STEVEN A. SHAPIRO	Age 43	Director Since 2007

Mr. Shapiro is a professional money manager with SF Investments, a broker/dealer in securities. Mr. Shapiro is also a member of Millennium Asset Advisers LLC, the General Partner in a series of investment limited partnerships, including the New Vernon Insurance Fund. Mr. Shapiro also serves on the Board of Directors of First Mercury Financial Corporation.

JOHN D. WEIL	Age 67	Director Since 1997

Mr. Weil is President of Clayton Management Co. and also serves as a director of Allied Healthcare Products, Inc. and PICO Holdings, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

The composition and duties of the Audit Committee are described in the Audit Committee Report found on page 20 of this Proxy Statement.

Compensation and Employee Benefits Committee

All members of the Employee Benefits Committee are independent as defined in both the NASDAQ listing standards and the Securities and Exchange Commission standards applicable to compensation committee members. No interlocking relationship exists between any member of the Corporation’s Employee Benefits Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

The executive compensation program is administered by the Compensation and Employee Benefit Committee of the Board of Directors (the “Committee”). The Committee oversees the administration of the Corporation’s employee benefits plans and establishes policies relating to compensation of employees. The Committee reviews all aspects of executive compensation and evaluates performance of the Corporation’s executive officers, including the Named Executive Officers of the Corporation. In addition, the Committee reviews, manages, and administers all of the stock option plans of the Corporation and, in the case of the Employee Plan, designates officers and key employees to receive options, and the number and terms of the options. All decisions by the Committee relating to the compensation of the Corporation’s executive officers are reviewed by the full Board before they are implemented. The Corporation’s Executive Compensation Discussion and Analysis is presented beginning on page 9 of this Proxy Statement.

Investment Committee

The Investment Committee controls and makes decisions concerning investments made by the Corporation and each of its wholly owned subsidiaries.

Nominating Committee

The Nominating Committee is responsible for selecting the nominees for election as directors and reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of members of the Board of Directors. An additional discussion of the responsibilities of the Nominating Committee is contained on page 22 of this Proxy Statement.

BOARD AND COMMITTEE MEMBERSHIP AND MEETINGS

In 2007, each director attended at least 75 percent of the total number of meetings of the board and the committees on which he or she serves. In addition, all board members are expected to attend the annual meeting of shareholders, and all attended in 2007. Current committee membership and the number of meetings of the full board and each committee in 2007 are shown in the table below.

DIRECTORS' FEES

Compensation paid to directors who are not employees during 2007 was as follows:

Cash compensation consists of:

•	A retainer of $5,000 per quarter (effective July 1, 2007; $5,500 per quarter prior thereto).
•

Board meeting attendance fee of $7,500 (effective July 1, 2007; $1,500 per quarter prior thereto). This fee is reduced to $1,500 in the case of telephonic attendance and reduced to zero in the case of non-attendance.

•	No additional fees are paid for committee membership or meetings
•	The Chairman of the Audit Committee receives $2,500 per quarter as compensation for the chairman’s preparation time (effective July 1, 2007; $1,000 per quarter prior thereto).
•	Reimbursement for customary and usual travel expenses.

Directors who are employed by the Corporation do not receive directors’ fees.

COMMON STOCK BENEFICIALLY OWNED BY DIRECTORS AND MANAGEMENT

The following table contains information concerning shares of Class A and Class B Common Stock of the Corporation beneficially owned on March 18, 2008 by all directors and nominees, the five most highly compensated executive officers (the “Named Executive Officers”) and by all directors and officers as a group:

(1)

Unless otherwise indicated, shares disclosed are those as to which the beneficial owner has sole voting and investment powers with respect to Class A shares or sole investment power with respect to Class B shares; and includes the beneficial interest of spouses and minor children who share the same residence as the named individual.

(2)	A total of 12,592,555 Class B shares were issued and outstanding or subject to currently exercisable options as of March 18, 2008.
(3)

Includes 13,875 Class A shares owned by Mr. O’Mara’s wife and 57,375 Class A shares held in trust for his children, with Mr. O’Mara serving as trustee. Mr. O’Mara disclaims any beneficial interest in these shares.

(4)

Includes 36,375 Class A shares owned by Mr. Patrick’s wife and 236,862 Class B shares owned by a private family foundation in which Mr. Patrick is an officer and director. Mr. Patrick disclaims any beneficial interest in any of these shares.

(5)

See “Beneficial Owners of More than 5% of the Common Stock” for Class A shares. The shares reported in the above table for Nathan, Norton, Robert and Steven Shapiro include 751,125 Class A and 1,820,140 Class B shares owned by the Shapiro Family Limited Partnership, a family charitable foundation and three partnerships: Gelbart Fur Dressers; Jay Ell Company and Diversified Enterprises. Nathan, Robert, Norton and Steven Shapiro are beneficial owners and/or share investment power with respect to these shares.

(6)	Total ownership by officers, directors and nominees equals 43.83% of the aggregate of all Class A and Class B shares outstanding on the record date.

SECTION  16(a)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and ten percent (10.0%) beneficial owners to file initial reports of ownership and reports of changes in ownership of our securities with the Securities and Exchange Commission. Copies of those reports must be furnished to the Corporation. Based solely on a review of the Section 16(a) reports furnished to the Corporation with respect to 2007 and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors during 2007 were satisfied.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policy

The Compensation Committee (“the Committee” or “we”) bases its executive compensation policy on the same principles that guide the Corporation in establishing all its compensation programs. The Corporation designs programs to attract, retain, and motivate highly talented individuals at all levels of the organization. The goal of the Corporation’s executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while, at the same time, motivating and retaining key employees. To achieve this goal, the Corporation’s executive compensation policies integrate annual base compensation with cash bonuses based upon both individual and corporate performance, as discussed in the following paragraph. The Corporation also utilizes long-term incentive compensation, tied to the increase in the Corporation’s book value, to ensure that executives, and management in general, have a continuing stake in the long-term success of the Corporation.

The Committee sets the CEO’s, as well as the other executive officers’, compensation in light of the standards mentioned above as well as the performance of the Corporation in relation to expectations of the Board. Because of the unique and cyclical nature of the markets which the Corporation serves, the Committee does not believe that there are individual companies or industry measures to which it can reliably compare the performance of the Corporation over a limited period of time. Thus, while the Committee considers the Corporation’s financial results in light of industry standards, prevailing market conditions for the Corporation’s products and expectations regarding future performance, corporate performance is evaluated primarily against flexible, internally created goals and expectations which must be adjusted frequently in order to react to the numerous external factors which affect the Corporation. In general, profitability from operations in relation to market conditions is the most important factor considered by the Committee in its deliberations.

Components of Executive Compensation for 2007

Annual Compensation

Annual cash compensation for 2007 consisted of base salary and a cash bonus. We determined base salaries based on Corporation and individual performance for the previous year, internal relativity, and market conditions. We used general comparison data to test for reasonableness and competitiveness of base salaries, but we also exercised significant subjective judgment in view of our compensation objectives. Beginning in 2006, we redesigned the bonus program whereby base salaries comprise a larger portion of total annual compensation than in prior years. We believe that this change was important to reduce the volatility of annual compensation given the cyclical nature of the Corporation’s business and the fact that, as a relatively small specialty insurance underwriter operating within very narrow markets, the Corporation must, from time-to-time, sacrifice short-term profits for the expectation of long-term financial growth. In addition, this approach recognizes the stability and unique knowledge base of the executive management team which has essentially been in place since 1985.

Cash bonuses for all management employees for 2007 were determined using a preset formula-based bonus program which provides targets for profitability. Under the plan, bonus target amounts, expressed as a dollar amount, are established for participants at the beginning of each year based on job responsibilities and each individual’s base salary. Final bonus payouts for 2007 were determined by the Corporation’s actual financial results for the year relative to predetermined performance measures of operating income. A more detailed description of the Executive Bonus Plan is included starting on page 15 of this document.

Stock Options

Portions of annual compensation to management personnel have, in the past, been paid in the form of stock options. However, the Committee has determined that, given the thinly-traded nature of the Corporation’s common stock, this form of compensation is not an effective means to compensate all management personnel and, accordingly, has not widely granted stock options since 1997. While stock options may be used in the future, it is likely that they will only be used on a limited basis for executive management.

Long-Term Incentives

We have utilized what we refer to as “equity appreciation rights” as our sole form of long-term incentives for all management personnel for several years. Equity appreciation rights provide deferred compensation to employees, including Executive Officers, based on the increase in the Corporation’s book value, with certain adjustments for extra dividends paid to shareholders, over a five year period. This program results in compensation which is directly linked to the Corporation’s performance and increases in shareholder value.

Equity appreciation vest over a three year period, rights can not be exercised until near their expiration date and, further, termination of employment for reasons other than death, disability or retirement results in forfeit of vested rights. These plan provisions provide employee retention benefits to the Corporation. Equity appreciation rights are widely distributed to all salaried employees in amounts proportional to their job responsibilities and annual salary bases. A more detailed description of the Employee Equity Appreciation Rights Plan is included starting on page 17 of this document.

Employee Benefits and Perquisites

We offer our executive officers standard employee benefits, including the ability to participate in our group life, health, dental and disability insurance and our 401(k) Plan. We match contributions made by our executive officers to our 401(k) Plan consistent with the matching contribution for all participants of the plan. The Committee has also approved arrangements providing executive officers with the use of a Corporation-owned automobile, including maintenance costs, insurance coverage and partial gas allowance. As part of a stock option grant during 1997, all employees, including the executive officers, were granted pass through of any tax savings provided to the Company by the exercise of options by the employees. Amounts are paid to the employee in the year following the option exercise year after the computation of actual tax savings is completed. A listing of the total costs incurred for perquisites on behalf of named executive officers is set forth in the Summary Compensation Table on Page 12.

In its deliberations regarding calendar year 2007, the Committee considered its long-term approach regarding the goals and performance of the Corporation and the performance and present compensation of each executive officer of the Corporation. Base salaries of all management personnel, including the executive officers, were increased and bonus amounts were determined by the provisions of the Executive Bonus Plan described above. No stock options were granted during 2007 but a grant of equity appreciation rights was approved by the Committee and distributed effective April 30, 2007. This grant totaled 571,500 units and was widely distributed to all salaried employees in amounts proportional to their job responsibilities and annual salary bases. Equity appreciation rights grants to the Named Executive Officers are shown in the Grants of Plan-Based Awards Table on page 13.

The Committee believes that the salaries and bonuses approved, as well as the grant of incentive compensation in the form of equity appreciation rights, are consistent with a long-term view of both the performance of the Corporation and of its executive officers.

Other Compensation Matters

The Corporation has not entered into employment, severance or change-in-control agreements with any employees, including the Named Executive Officers. Further, the Corporation has no post-retirement benefit programs or pension or retirement plans, other than its 401(k) Profit Sharing Plan which is generally available to all employees. The Corporation has not, since 1997, offered deferred compensation arrangements other than the equity appreciation rights described above.

Section 162(m) of the Internal Revenue Code, limits the Corporation’s ability to take a tax deduction for certain compensation paid in excess of $1 million to the Named Executive Officers listed in the summary compensation table below. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs are approved by shareholders and meet certain other requirements. The Committee has considered the impact of Section 162(m), and the regulations thereunder, on the deductibility of executive compensation by the Corporation and have determined that both the Executive Bonus Plan and the Employee Equity Appreciation Rights Plan should be submitted to shareholders for approval to allow for deductibility of compensation paid under these plans. The Committee has determined to hire a compensation consultant during 2008 to assist in the possible redesign of both bonus and long-term incentive plans for the Corporation. If the Corporation determines to implement the recommendations of the compensation consultant or otherwise materially alter the bonus plan or the long-term incentive plan effective for 2008, it is likely that the Corporation with not be able to maximize deductibility as a result of Section 162(m) restrictions. The Committee will continue to monitor the regulations and any possible impact they may have on the Corporation, and to take appropriate steps when, and if, any measures are necessary.

Compensation Committee Report

The Committee and the Board believe that the caliber and motivation of all our employees, and especially our executive leadership, are essential to the Corporation’s performance. We believe our management compensation programs contribute to our ability to perform well in a highly competitive marketplace dominated by much larger companies. We will continue to design executive compensation programs in a manner that we believe will be in shareholders’ interests and which are worthy of shareholder support.

The Compensation Committee has reviewed and discussed the above Executive Compensation Discussion and Analysis with management and, based on this review and discussion, has recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in the Corporation’s annual report on form 10-K and this proxy statement.

COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE

John D. Weil, Chairman	Thomas H. Patrick	John A. Pigott

SUMMARY COMPENSATION TABLE

GRANTS OF PLAN-BASED AWARDS TABLE

The following table contains information about non-equity incentive plan awards granted during 2007. No equity incentive plan awards were granted during 2007 and, accordingly, columns related to equity incentive plan awards are not presented in the following table:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

No option awards nor stock awards are outstanding as of December 31, 2007 and, accordingly, this table has been omitted.

OPTION EXERCISES AND STOCK VESTING TABLE

The following table contains information about stock options exercised during 2007 by the Named Executive Officers. No stock awards have ever been granted.

2002 STOCK PURCHASE PLAN

At the 2002 Annual Meeting of Shareholders, the Board of Directors proposed, and the shareholders of the Corporation adopted, the Baldwin & Lyons, Inc. 2002 Stock Purchase Plan (the “Stock Purchase Plan”). The Stock Purchase Plan was intended to encourage officers and certain management personnel of the Corporation to purchase additional Class B Common Shares in the open market. The Stock Purchase Plan authorized the Corporation to loan the funds necessary to enable participating management personnel to make those purchases. Each loan is evidenced by a ten year full recourse promissory note, interest only payable annually in arrears and is secured by a pledge of all of the shares purchased. The loans were offered to officers and certain other management personnel and forty-nine employees originally participated in the program. As of December 31, 2007, ten employees have outstanding loans with all others having been fully repaid to the Corporation. For detailed information concerning the loans to the Named Executive Officers as well as overall information concerning the loans to all employees see “Transactions with Management and Others” on page 23 of this Proxy Statement. As a result of legislation enacted during 2002, no further loans will be made under the 2002 Stock Purchase Plan.

APPROVAL OF THE BALDWIN & LYONS, INC. EXECUTIVE INCENTIVE BONUS PLAN

General

The BALDWIN & LYONS, INC. EXECUTIVE INCENTIVE BONUS PLAN (the “Incentive Bonus Plan”) was adopted by the Compensation Committee and approved by the Board of Directors. The Board of Directors has directed that the Incentive Bonus Plan be submitted to the shareholders of the Corporation for approval at the Annual Meeting of shareholders. As a part of the Compensation Committee’s ongoing monitoring of the impact of Section 162(m) of the Internal Revenue Code (the “Code”) on the Corporation, it was determined that it was in the best interests of the Corporation and its shareholders to take all steps necessary to verify that the requirements of Section 162(m) were satisfied to assure that compensation to the Named Executive Officers would be deductible for tax purposes.

The Incentive Bonus Plan is designed to qualify as providing “performance-based” compensation under Section 162(m) of the Code, which requires that the program be subject to stockholder approval. “Performance-based” compensation meeting the requirements of Section 162(m) of the Code is generally exempt from the federal income tax law which disallows a tax deduction for annual compensation over $1,000,000 that a corporation subject to SEC reporting requirements may pay to certain of its most highly paid executives.

Reasons for the Incentive Bonus Plan

The Board of Directors and the Compensation Committee continue to believe that it is in the best interests of the Corporation and its stockholders to provide for a shareholder-approved plan under which awards paid to its executives can qualify for deductibility for federal income tax purposes. Accordingly, the Company has structured the Incentive Bonus Plan in a manner such that payments under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code.

Description of Incentive Bonus Plan

The Incentive Bonus Plan is designed to qualify as “performance-based” compensation under Code Section 162(m). Under Section 162(m), the Corporation may not receive a federal income tax deduction for compensation paid to the Chief Executive Officer, Chief Financial Officer or up to three additional executive officers whose total compensation is required to be reported in the Proxy Statement to the extent that any of these persons receives more than $1,000,000 in compensation in any one year. However, any compensation that is “performance-based”, as defined under Section 162(m), is generally exempt from the deduction limitation. If approved by the shareholders, the Incentive Bonus Plan will allow the Corporation to pay incentive compensation that is performance-based and therefore fully tax deductible to the extent otherwise allowable on our federal income tax return.

Eligibility

Participation in the Incentive Bonus Plan is limited to officers holding the position of Vice President or above. There are currently fourteen (14) persons who are eligible to participate in the Incentive Bonus Plan. During the first sixty days of each calendar year the Compensation Committee will designate those executive officers who will participate in the Incentive Bonus Plan for that year.

Determination of the Amount of the Bonus

During the first sixty days of each calendar year, the Compensation Committee will determine, in writing, the executives who are to participate in the Incentive Bonus Plan. The Committee will establish a target bonus for each executive based on the executive’s duties and base salary. The target bonus does not have to be uniform for all executives, but the Compensation Committee may utilize its discretion in establishing the target for each participant. Once the Compensation Committee has set the target bonus, it has the discretion to lower, or eliminate entirely, the bonus, however, the Compensation Committee does not have discretion to raise the target bonus.

The Compensation Committee has established a “hurdle” for purposes of calculating the amount, if any, of the bonus. The hurdle is referenced to the average operating profit of the Corporation, before federal income taxes, for the three year period from 2003 through and including 2005, increased to mitigate the impact of hurricane losses during 2005. Seventy five percent (75%) of the executive’s bonus is determined by a formula which consists of the percent difference (either increase or decrease) between the hurdle and the actual operating profit for the year of bonus calculation, multiplied by a factor of 2.5. The result of this calculation is then multiplied by target bonus to determine seventy five percent (75%) of the executive’s bonus. The remaining twenty five percent (25%) of the bonus is determined by multiplying the target bonus set by the Compensation Committee times twenty-five percent (25%).

The pre-established target bonus and performance goals will provide an objective formula for computing the amount of compensation payable to the participant based on the overall operating performance of the Corporation. The unique nature of the Corporation’s business, the relationship of the functions and duties of the various executives and a desire to foster cooperation and team oriented performance among the executives has led the Compensation Committee and the Board of Directors to the conclusion that a bonus plan weighted more heavily toward overall corporate performance more closely aligns the interests of the executives with those of the shareholders than other systems which might be implemented. Having a portion of the target bonus isolated from the overall performance of the Corporation also provides an individual incentive to perform at peak levels even in times of economic downturns which may have a negative effect on the operating income of the Corporation even though one, or all of the executives, are performing at a very high level.

Awards will be payable following the completion of the calendar year, upon certification by the Compensation Committee that it has reviewed the results of the Corporation for the year and that it has determined whether it should make any downward adjustments in the bonus amounts. The non-employee members of the Board of Directors must approve the bonus computations before any bonuses are paid.

Payment of Awards-Post Employment Matters

Bonuses under the Incentive Bonus Plan are paid in cash through the Corporation’s normal payroll procedures, subject to all federal and state withholding requirements.

In the event a plan participant ceases employment with the Corporation during a year by reason of death or disability, the Committee may, but is not obligated to, allow payment of a bonus equal to the pro rata portion of the bonus otherwise available to the executive. The maximum amount of the bonus shall be computed by determining the bonus that would otherwise be payable and multiplying that number by a fraction, the numerator of which is the number of days in the year prior to termination of employment and the denominator or which is 365. If the executive ceases employment on account of death or disability after the completion of an entire calendar, the full bonus will be paid to either the executive or his/her personal representative.

Administration

The Incentive Bonus Plan is administered by our Compensation Committee, which is comprised solely of outside directors as defined under Section 162(m) of the Code.

Amendment and termination of the Incentive Bonus Plan

The Incentive Bonus Plan may be amended from time to time, in whole or in part, by the Compensation Committee, subject to approval of the Board of Directors, but no amendment will be effective without shareholder approval if such approval is required to satisfy the requirements of Section 162(m) of the Code.

Required Vote

Approval of the Incentive Bonus Plan requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting of Stockholders in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” approval of the Incentive Bonus Plan.

The Board of Directors recommends a vote “FOR” the approval of the Baldwin & Lyons Executive Incentive Bonus Plan.

APPROVAL OF THE BALDWIN & LYONS, INC. EMPLOYEE EQUITY APPRECIATION RIGHTS PLAN

General

The BALDWIN & LYONS, INC. EMPLOYEE EQUITY APPRECIATION RIGHTS PLAN (hereafter referred to as the “EAR Plan”) was adopted by the Compensation Committee and approved by the Board of Directors. The Board of Directors has directed that the EAR Plan be submitted to the shareholders of the Corporation for approval at the Annual Meeting of shareholders. As discussed above in connection with the Executive Incentive Bonus Plan, as a part of the Compensation Committee’s ongoing monitoring of the impact of Section 162(m) of the Internal Revenue Code (the “Code”) on the Corporation, it was determined that it was in the best interests of the Corporation and its shareholders to take steps necessary to verify that the requirements of Section 162(m) were satisfied to assure that compensation to the Named Executive Officers would be deductible for tax purposes.

The EAR Plan is designed to qualify as providing “performance-based” compensation under Section 162(m) of the Code. which requires that the program be subject to stockholder approval. “Performance-based” compensation meeting the requirements of Section 162(m) of the Code is generally exempt from the federal income tax law which disallows a tax deduction for annual compensation over $1,000,000 that a corporation subject to SEC reporting requirements may pay to certain of its most highly paid executives.

Reasons for the EAR Plan

The Board of Directors and the Compensation Committee continue to believe that it is in the best interests of the Corporation and its stockholders to provide for a shareholder-approved plan under which awards paid to its executives can qualify for deductibility for federal income tax purposes. Accordingly, the Corporation has structured the EAR Plan in a manner such that payments under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code.

Description of EAR Plan

The EAR Plan is designed to qualify as “performance-based” compensation under Code Section 162(m). Under Section 162(m), the Corporation may not receive a federal income tax deduction for compensation paid to the Chief Executive Officer, Chief Financial Officer or up to three additional executive officers whose total compensation is required to be reported in the Proxy Statement to the extent that any of these persons receives more than $1,000,000 in compensation in any one year. However, any compensation that is “performance-based”, as defined in Section 162(m), is generally exempt from the deduction limitation. If approved by the shareholders, the EAR Plan will allow the Corporation to pay incentive compensation that is performance-based and therefore fully tax deductible to the extent otherwise allowable on our federal income tax return.

Eligibility

Participation in the EAR Plan is available to all salaried employees of the Corporation. As of December 31, 2007, there were 210 persons who are eligible to participate in the EAR Plan and a total of 149 persons have received awards that remained outstanding on that date.

Determination of the Amount of the Grants and Value of the Rights

The Compensation Committee will designate, in writing, the employees who are to receive grants of equity appreciation rights (“Rights”) in recognition of the employee’s contribution to the Corporation. The Compensation Committee also determines the number of Rights to be granted to each participant. The amount of the grant will generally be in proportion to the participant’s base salary but the Compensation Committee may utilize its discretion in establishing the number of Rights granted to each participant. Once the Compensation Committee has established the persons to receive the grants and number of Rights subject to each grant, it has no discretion to alter either the recipients or the number of shares subject to grant.

The Rights vest over a three year period, one-third per year, over each of the first three years following the date of the grant. The Rights expire five years from the date of the grant. The value of each Right is determined by the difference between the adjusted book value per share of the Corporation’s common shares at the end of the most recent calendar quarter prior to the date of exercise and the adjusted book value per share of the Corporation’s common shares at the end of the most recent calendar quarter prior to the date of the grant. The adjusted book value of the common stock is the book value determined in accordance with generally accepted accounting principals as reported in the financial statements of the Corporation filed with the Securities and Exchange Commission, plus the excess, if any, of dividends paid by the Corporation in excess of 12.5 cents per share per calendar quarter beginning November 1, 2003 and ending as of the most recent calendar quarter prior to the date of exercise of the Rights.

Except in the event of termination of employment, as described in Payment of Awards-Post Employment Matters, vested rights can be exercised only in the calendar year in which the grant expires.

Awards will be payable only in cash and the participant has no right to purchase either Class A or Class B common shares. The participant has no rights as a shareholder of the Corporation with respect to any Rights. Payments under the EAR grants are not included in compensation for the participant in determining the participant’s contribution to the Baldwin & Lyons, Inc. Salary and Profit Sharing Plan (401K Plan) and EAR awards are also not considered compensation for purposes of computing the Corporation’s share of contributions to the 401K Plan or any other bonus or profit-sharing plan.

Adjustments for Recapitalization Events

In the event that the Corporation engages in a recapitalization event, such as a stock split, reverse stock split, share dividend, merger, consolidation, combination, share exchange or other similar corporate action, which materially affects the book value of the Corporation’s common stock subject to any then outstanding Rights, the Compensation Committee may, in its sole discretion, adjust the number of Rights then outstanding in an amount which the Compensation Committee believes to be equitable.

Payment of Awards-Post Employment Matters

Bonuses under the EAR Plan are paid in cash through the Corporation’s normal payroll procedures, subject to all federal and state withholding requirements.

In the event a plan participant ceases employment with the Corporation by reason of death or disability, vested Rights will expire six months from the date of termination of employment. In the event a plan participant ceases employment with the Corporation and at age 55 or above and retires, concurrently, from the property and casualty industry, vested Rights must be exercised on the date of retirement or they are forfeited. If the employment of a plan participant ceases for any other reason, all vested Rights are forfeited on the date of termination of employment.

Any unvested Rights expire immediately upon termination of employment, for any reason.

Administration

The EAR Plan is administered by the Compensation Committee, which is comprised solely of outside directors as defined under Section 162(m) of the Code.

Amendment and termination of the EAR Plan

The EAR Plan may be amended from time to time, in whole or in part, by the Compensation Committee, subject to approval of the Board of Directors, but no amendment will be effective without shareholder approval if such approval is required to satisfy the requirements of Section 162(m) of the Code.

Required Vote

Approval of the EAR Plan requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting of Stockholders in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” approval of the EAR Plan.

The Board of Directors recommends a vote “FOR” the approval of the Baldwin & Lyons Employee Equity Appreciation Rights Plan.

AUDIT COMMITTEE MATTERS

Audit Committee Membership

All members of the Audit Committee are independent as defined in both the NASDAQ listing standards and the Securities and Exchange Commission standards applicable to audit committee members. The Audit Committee has a charter, a copy of which may be found in the corporate governance section of the Corporation’s website at www.baldwinandlyons.com. The board of directors has determined that Otto N. Frenzel III is an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission.

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board (the “Audit Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. During the calendar year 2007, the Audit committee met five times. The full Committee discussed and reviewed the interim financial information contained in the Corporation’s quarterly Forms 10-Q with the CEO, the CFO and the independent auditors prior to filing with the Securities and Exchange Commission.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” and discussed with the auditors any relations that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal audit manager and the independent auditors the quality and adequacy of the Corporation’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee also reviewed both with the independent auditors and the internal audit manager their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed the audited financial statement of the Corporation as of and for the year ended December 31, 2007, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit committee recommended to the Board of Directors that the Corporation’s audited financial statements be included in the Annual Report on Form 10K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to the shareholder approval, of the independent auditors and the Board of Directors concurred in the recommendation.

Also see comments regarding pre-approval of audit fees contained in Independent Auditor Fees, below.

AUDIT COMMITTEE

Otto N. Frenzel, III, Chairman	John M. O’Mara	John Pigott

INDEPENDENT AUDITOR FEES

Audit Fees

Fees for audit services performed by Ernst & Young LLP totaled $460,500 for the year ended December 31, 2007 and $463,000 for the year ended December 31, 2006, including fees associated with the annual audit, reviews of quarterly reports on Forms 10-Q and statutory audits and loss reserve certifications required by regulatory authorities as well as the review of the internal controls of the Corporation by Ernst & Young LLP as required by Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees

Fees for audit-related services paid to Ernst & Young LLP are expected to total $4,500 for the year ended December 31, 2007 and totaled $8,050 for the year ended December 31, 2006, consisting of certification of reports required by regulatory authorities and assistance in responding to routine inquiries by regulatory authorities.

Tax Fees

Fees for tax services, including fees for review of the consolidated federal income tax return and assistance with electronic filing, are expected to total $9,500 for the year ended December 31, 2007 and totaled $10,858 for the year ended December 31, 2006.

All Other Fees

No fees were billed by Ernst & Young LLP for professional services rendered during the fiscal years ended December 31, 2007 and 2006 other than those specified above.

The Audit Committee pre-approves audit engagement terms and fees prior to the commencement of any audit work, other than that which may be necessary for the independent auditor to prepare the proposed audit approach, scope and fee estimates. The independent auditors submit a written proposal that details all audit and audit-related services. Revisions to the written proposal, if necessary, are also submitted in writing. Audit fees, including internal control attestation required by Sarbanes-Oxley Act, are fixed and contained in the proposal. The Corporation received a proposal for the audit engagement for the year 2007 and the Audit Committee reviewed the nature and dollar value of services provided under the engagement. Future revisions, if any, will be reviewed and pre-approved by the Audit Committee.

All services described above under the captions “Audit Fees”, Audit-Related Fees” and “Tax Fees” were pre-approved by the Audit Committee pursuant to SEC Regulation S-X, Rule 2-01(c)(7)(i).

COMPOSITION AND FUNCTIONS OF THE NOMINATING COMMITTEE.

The Board of Directors has formed a separate nominating committee, consisting solely of Independent Directors, for the purpose of consideration and nomination of directors of the Corporation. The nominating committee has a charter, a copy of which may be found in the corporate governance section of the Corporation’s website at www.baldwinandlyons.com. The current members of the Nominating Committee are Stuart D. Bilton, Chairman, Otto N. Frenzel III and John A. Pigott. The Nominating Committee is responsible for selecting the nominees for election as directors and reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of members of the Board of Directors. The skills and characteristics assessed include independence, business, strategic and financial skills, as well as overall experience in the context of the needs of the Board of Directors as a whole.

The members of the Nominating Committee consider candidates with the following qualifications (though they are not necessarily limited to candidates with such qualifications) and no one factor is considered more important than any other factor:

•	Chief executive officers or senior executives, particularly those with experience in finance, insurance, investments, marketing and operations.
•	Individuals who meet the current criteria of the Securities and Exchange Commission and NASDAQ to be considered as Independent Directors.

Any shareholder nominee, together with any information about the candidate’s qualifications, will be evaluated by the members of the Nominating Committee along with any other proposed candidates. A shareholder wishing to nominate a candidate for the Board of Director should send a written nomination to the Corporate Secretary at the principal offices of the Corporation. The nomination should specify the nominee’s name and other qualifications, including, but not limited to, those specified above. To be considered, a nomination must be received at least 120 days prior to the next annual meeting of shareholders. In the case of the 2009 annual meeting, the deadline is November 30, 2008. All recommendations must be accompanied by a written consent of the nominee to be nominated for election to the Corporation’s Board of Directors.

The Nominating Committee selected each of the nominees included for election in this Proxy Statement.

SHAREHOLDER COMMUNICATION

The Board of Directors has determined to provide a process by which shareholders may communicate with the Board as a whole, a Board Committee or individual directors. Shareholders wishing to communicate with either the Board as a whole, a Board Committee or an individual member may do so by sending a written communication addressed to the Board of Directors of Baldwin & Lyons, Inc. or to the committee or to an individual director, c/o Corporate Secretary, Baldwin & Lyons, Inc., 1099 N. Meridian Street, Indianapolis, Indiana, 46204 or by sending an electronic mail message to boardofdirectors@baldwinandlyons.com.

All communications will be compiled by the Secretary of the Corporation and submitted to the Board of Directors or the addressee not later than the next regular Board meeting.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the 2009 Annual Meeting of Shareholders must be received by the Corporation at its principal office on or before November 30, 2008 to be considered for inclusion in the Corporation’s proxy materials for that meeting.

CODE OF CONDUCT

The Board of Directors has adopted a Code of Business Conduct which is applicable to all directors, officers at the vice president level and above as well as certain other employees with control over accounting data. The Code of Business Conduct is available on the Corporation’s website at www.baldwinandlyons.com.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Corporation, through it subsidiary Protective, has invested $9,000,000 in two limited partnerships, with a market value of approximately $13,664,000 at year end 2007, managed by Millennium Group, LLC (“Millennium”). Millennium is partially owned by NV Capital Holdings II, LLC (“NV”). Thomas H. Patrick, together with Nathan Shapiro, Steven Shapiro and affiliates, own 34% of NV in the aggregate. Messrs. Patrick, Nathan Shapiro and Steven Shapiro are directors of the Corporation. During 2007, Protective has recorded $156,335 in management fees and $351,950 in performance based fees to Millennium for management of these limited partnerships. The Corporation has been informed that the fee rates applied to its investments in partnerships managed by Millennium are the same as, or lower than, the fee rates charged to unaffiliated customers for similar investments.

Protective also has invested $15,000,000 in the New Vernon India Fund, L.P. (“India Fund”) which is managed by New Vernon Management, LLC (“NVM”), an affiliate of NV and which has a market value of approximately $44,716,000 at year end 2007. During 2007, Protective recorded $609,290 in management fees and $4,550,356 in performance based fees to NVM and its affiliates for management of this limited partnership. The Corporation has been informed that the fee rates applied to its investment in the India Fund are the same as, or lower than, the fee rates charged to unaffiliated customers for similar investments.

Protective utilizes SF Investments, Inc. (“SF”), a broker-dealer firm, for management of portions of its investment portfolio. Nathan Shapiro is the President and Steven Shapiro is an affiliate of SF. SF manages a portion of Protective’s equity securities portfolio with a market value of approximately $2,349,000 at year end 2007 and serves as agent for purchases and sales of securities. The Corporation has been informed that commission rates charged by SF to the Corporation and its subsidiaries are no higher, and often less than, rates charged to non-affiliated customers for similar investments. Total commissions earned by SF on these transactions were approximately $2,425 during 2007. SF also manages a portion of Protective’s fixed income securities portfolio with a market value of approximately $16,862,000 at year end 2007. Fees paid for the management of this portfolio totaled approximately $24,400 during 2007. The Corporation also paid approximately $143,500 during 2007 to SF and its affiliates for advice and counseling on the Corporation’s investment portfolios.

The 2002 Stock Purchase Plan authorized the Corporation to loan the funds necessary to enable participating employees to purchase shares of Class B Common stock of the Corporation. The loans were made to a total of forty-nine employees, including the Named Executive Officers. The full-recourse notes evidencing the loans bear interest at the prime rate effective on the date of the loan and are secured by share certificates covering the full value of the loans. As of December 31, 2007, a total of $2,141,384 in principal and $91,612 in interest was owed to the Corporation by loan plan participants. Included within those amounts are sums due from Mr. DeVito of $1,615,415. During the year ended December 31, 2007, all loan plan participants paid interest to the Corporation in the sum of $111,581, including $80,382 paid by Mr. DeVito. There were no defaults on any of the loans. As a result of legislation enacted during 2002, no further loans will be made under the 2002 Stock Purchase Plan.

INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the financial statements of the Corporation for 2008. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting. They will be provided an opportunity to make a statement should they desire to do so and will be available to respond to appropriate inquiries from the shareholders. Ernst & Young LLP has acted as the Corporation’s independent auditors since 1970.

The Board of Directors recommends a vote “FOR” ratification of the selection of Ernst & Young LLP as independent auditors.

VOTE REQUIRED FOR APPROVAL

Shareholders owning a majority of the Class A shares outstanding must be present or represented by proxy in order to constitute a quorum for the transaction of business. Thus, a total of 1,305,230 Class A shares will be required at the meeting for there to be a quorum. In order to elect the directors for the ensuing year, to approve the Executive Incentive Bonus and Employee Equity Appreciation Rights Plans and to confirm the appointment of Ernst & Young LLP as the Corporation’s independent auditors, a majority of the votes present at the meeting, either in person or by proxy, a quorum being present, will be required.

OTHER MATTERS

The Corporation knows of no other matters to be presented for action at the meeting. If any other matters should properly come before the meeting, or any adjournment of the meeting, those matters will be acted on by the persons named as proxies in the accompanying Proxy. The proxies will use their best judgment to vote the shares in the best interests of the Corporation.

The Annual Report to Shareholders contains financial statements for the year ended December 31, 2007 and other information about the operations of the Corporation. The Annual Report is enclosed with this proxy statement but is not regarded as proxy soliciting material. In addition, the Report of the Compensation and Employee Benefits Committee included in this proxy statement is not regarded as proxy soliciting material.

Each shareholder is urged to mark, date, sign and return the enclosed proxy card in the envelope provided for that purpose. Prompt response is helpful, and your cooperation will be appreciated.

March 31, 2008

By Order of the Board of

Directors

James E. Kirschner

Secretary

APPENDIX A

PROXY
BALDWIN & LYONS, INC.

1099 North Meridian Street, Indianapolis, Indiana

Annual Meeting of Shareholders -- May 6, 2008

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Gary W. Miller, James Kirschner and G. Patrick Corydon or any of them, with powers of substitution, as proxies to represent and vote all shares of stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Baldwin & Lyons, Inc. to be held on May 6, 2008, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as follows:

1. ELECTION OF DIRECTORS FOR all nominees listed belo (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below

Stuart D. Bilton, Joseph J. DeVito, Otto N. Frenzel III, Gary W. Miller, John M. O’Mara,

Thomas H. Patrick, John A. Pigott,  Kenneth D. Sacks, Nathan Shapiro, Norton Shapiro, Robert Shapiro, Steven A. Shapiro, John D. Weil.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name in the space provided below.)

2.	CONSIDER AND APPROVE THE BALDWIN & LYONS, INC. EXECUTIVE BONUS PLAN.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

3.	CONSIDER AND APPROVE THE BALDWIN & LYONS, INC. EMPLOYEE EQUITY APPRECIATION RIGHTS PLAN.
[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

4.	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP as independent auditors
[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

5.	In their discretion, on such other matters as may properly come before the meeting.

This proxy will be voted as directed, or if no direction is indicated, will be voted FOR the election as directors of all nominees named in Proposal 1, FOR approval of the Executive BBonus Plan, FOR approval of the Employee Equity Appreciation Rights Plan, and FOR the ratification of appointment of the independent auditors named in Proposal 4.

Dated: ___________, 2008 Address correction requested.

Please sign exactly as your name appears hereon.

     (Signature of Shareholder)

     (Signature of Shareholder)

PLEASE SIGN AND RETURN THIS PROXY PROMPTLY.

Joint owners should each sign personally. Administrators, trustees, guardians, attorneys or others signing in a representative capacity should indicate the capacity in which they sign.